EXHIBIT 21


SUBSIDIARY                                   JURISDICTION OF INCORPORATION
----------                                   -----------------------------
                                                        Delaware
Berry Iowa Corporation                                  Delaware
Berry Tri-Plas Corporation                              Delaware
Berry Sterling Corporation                              Delaware
Aerocon, Inc.                                           Delaware
PackerWare Corporation                                  Delaware
Berry Plastics Design Corporation                       Delaware
Venture Packaging, Inc.                                 Delaware
Venture Packaging Midwest, Inc.                         Delaware
Venture Packaging Southeast, Inc.                       Delaware
NIM Holdings Limited                                England and Wales
Norwich Injection Moulders Limited                  England and Wales
Knight Plastics, Inc.                                   Delaware
CPI Holding corporation                                 Delaware
Cardinal Packaging, Inc.                                  Ohio
Norwich Acquisition Limited                         England and Wales
Berry Plastics Acquisition Corporation                  Delaware